ASSIGNMENT OF LICENSE AGREEMENT


     FOR VALUE RECEIVED, Ryerson Corporation A.V.V. ("Assignor"), for good and valuable consideration, does hereby sell, assign, and transfer to Netco Investments Inc., a Washington corporation ("Assignee"), all of the rights, title and interest of Assignor and delegates to Assignee all of the duties of Assignor under that certain License Agreement dated March 15, 2000 by and between Assignor and Vitamineralherb.com Corp., a Nevada Corporation, a true copy of which is annexed hereto and made a part hereof.

     Assignor represents that the annexed contract is a valid and binding agreement in all respects, is assignable and the duties hereunder delegable, and that this assignment and delegation is a valid exercise of the Assignor's rights.

     Assignee hereby assumes and agrees to perform all of Assignor's obligations under the annexed contract. Assignee shall defend, indemnify and hold harmless Assignor, from and against any claim, liability and expense which Assignee may incur (including without limitation attorneys fees and litigation expenses) that arises out of Assignee's performance of, or failure to perform, such contract.


     Dated this 15th day of March, 2000.


     ASSIGNOR:                                 ASSIGNEE:

     RYERSON  CORPORATION  A.V.V.              NETCO  INVESTMENTS  INC.



     /s/  Michael  Jackson                     /s/  David  R.  Mortenson
     ---------------------------------         ------------------------------
     Michael  Jackson                          David  R.  Mortenson



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